UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 8, 2022

Rani Therapeutics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40672	86-3114789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2051 Ringwood Avenue San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 457-3700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RANI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Loan Agreement

On August 8, 2022 (the “Closing Date”), Rani Therapeutics Holdings, Inc. (“Rani Holdings”) and its subsidiaries, Rani Therapeutics, LLC (“Rani LLC”) and Rani Management Services, Inc. (“RMS”, and collectively with Rani Holdings and Rani LLC, the “Company”), entered into a Loan and Security Agreement and related Supplement (the “Loan Agreement”), by and among Avenue Venture Opportunities Fund, L.P., a Delaware limited partnership (“Avenue”). The Loan Agreement provides for term loans (the “Loans”) in an aggregate principal amount up to $45 million. A Loan of $30 million is committed on the Closing Date, with $15 million to be funded on the Closing Date and $15 million available to be drawn between October 1, 2022 and December 31, 2022. The remaining $15 million of Loans (“Tranche 2”) is uncommitted and is subject to (I) the Company’s written request for Tranche 2; (II) approval by Avenue’s investment committee; (III) the successful completion of an Investigational Device Exemption study or similar repeat dose study or phase 2 clinical study with the Company’s oral delivery technology (the “Milestone Study”); and (IV) the Company’s receipt of net proceeds of at least $50 million from the sale and issuance of its equity securities and/or upfront licensing proceeds. Tranche 2 is available to request until 24 months after the Closing Date, provided that if successful completion of the Milestone Study is achieved, such period shall be extended to 30 months after the Closing Date (such period, the “Interest-only Period”). The purpose of the Loans is for general corporate purposes.

On the Closing Date, the Company is expected to receive $15 million of funds under the Loan Agreement. Pursuant to the Loan Agreement, the maturity date for the Loans is August 1, 2026 (the “Maturity Date”). The Loan principal is repayable in equal monthly installments beginning at the end of the Interest-only Period. The Loans bear interest at a variable rate per annum equal to the greater of (A) the prime rate, as published by the Wall Street Journal from time to time plus 5.60% or (B) 10.35%.

The Company may, subject to certain parameters, voluntarily prepay all, but not less than all, amounts due under the Loan Agreement. If prepayment occurs on or before the one-year anniversary of the Closing Date, the Company shall pay a fee equal to the principal amount of the Loans prepaid multiplied by 3.00%; and if prepayment occurs after the one-year anniversary of the Closing Date but on or before the two-year anniversary of the Closing Date, the Company shall pay a fee equal to the principal amount of the Loans prepaid multiplied by 2.00%; and if prepayment occurs after the two-year anniversary of the Closing Date but before the Maturity Date, the Company shall pay a fee equal to the principal amount of the Loans prepaid multiplied by 1.00%.

The Company will pay a commitment fee of $300,000 as of the Closing Date to Avenue. Upon the repayment in full of the Loans, the Company will pay to Avenue a final payment of 5.50% of the aggregate principal amount of funded Loans.

Pursuant to the Loan Agreement, beginning on the first anniversary of the Closing Date, the Company is subject to a financial covenant that requires the Company to have at least two drug products utilizing its oral delivery technology in clinical development at all times. The financial covenant does not apply if the Company has a market capitalization above $650 million. The Loan Agreement also contains various covenants and restrictive provisions that, among other things, limit the Company’s ability to (i) incur additional debt, guarantees or liens; (ii) pay any dividends; (iii) enter into certain change of control transactions; (iv) sell, transfer, lease, license, or otherwise dispose of certain assets; (v) make certain investments or loans; and (vi) engage in certain transactions with related persons.

An event of default under the Loan Agreement includes, among other events, (i) failure to pay any principal or interest when due and payable; (ii) failure to pay any debts generally as they become due; (iii) sale, transfer or disposition of all or a substantial or material part of our assets; (iv) failure to perform or observe certain covenants contained in the Loan Agreement (subject to certain grace periods); and (v) to create, incur, assume or permit to exist any lien on Company property except certain permitted liens.

The Loan Agreement is collateralized by substantially all of the Company’s assets, in which Avenue is granted continuing security interests.

Warrants

In connection with the Loan Agreement, Rani Holdings issued to Avenue warrants to purchase 76,336 shares of Class A common stock of Rani Holdings (the “Warrants”), as may be adjusted for certain anti-dilution adjustments, dividends, stock splits, and reverse stock splits, at an exercise price per share equal to $11.79. The Warrants, which are exercisable until August 8, 2027, were offered and sold by Rani Holdings in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. If the Company receives funds under Tranche 2, additional warrants will be issued to Avenue in an amount equal to 3% of the additional funded Loans divided by the then-applicable price of Rani Holding’s Class A common stock.

The descriptions of the Loan Agreement and the Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Loan Agreement and the form of the Warrants, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

Item 2.03	Creation of Direct Financial Obligations or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under subheading “Loan Agreement” above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 under subheading “Warrants” above is incorporated by reference into this Item 3.02.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rani Therapeutics Holdings, Inc.

Date: August 8, 2022	By:	/s/ Svai Sanford
Svai Sanford
Chief Financial Officer